                                                                       EXHIBIT 1




                                 LOAN AGREEMENT

                       SHERRITT INTERNATIONAL CORPORATION,

                                   AS BORROWER

                                     - AND -

                            NATIONAL BANK OF CANADA,

                                    AS LENDER

                              --------------------

                                   $50,000,000
                                 CREDIT FACILITY

                              --------------------


                          Made as of February 27, 2003

                             TABLE OF CONTENTS


                                    ARTICLE 1
                                 INTERPRETATION

1.1   Definitions..............................................................1
1.2   Interpretation...........................................................8
1.3   Accounting Terms and Practices...........................................8
1.4   Non-Banking Days.........................................................8
1.5   Severability.............................................................8
1.6   Schedules................................................................9

                                    ARTICLE 2
                                  THE FACILITY

2.1   The Facility; Purpose....................................................9
2.2   Availability and Term of Facility........................................9
2.3   Cancellation of Facility.................................................9
2.4   Interest.................................................................9
2.5   Arrangement Fee..........................................................9
2.6   Execution of Notices....................................................10
2.7   Evidence of Indebtedness................................................10
2.8   Interest on Unpaid Amounts..............................................10
2.9   Criminal Rate of Interest...............................................10
2.10  Compliance with the Interest Act (Canada)...............................10
2.11  Nominal Rate of Interest................................................10

                                    ARTICLE 3
                                    REPAYMENT

3.1   Repayment on Maturity; Mandatory Prepayment.............................11
3.2   Optional Prepayment.....................................................12
3.3   Method and Place of Payment.............................................12

                                    ARTICLE 4
                             CHANGE OF CIRCUMSTANCES
                               AND INDEMNIFICATION

4.1   Increased Costs.........................................................12
4.2   Illegality..............................................................13

                                    ARTICLE 5
                        CONDITIONS PRECEDENT TO DRAWDOWN

5.1   Conditions for Drawdown.................................................14
5.2   Waiver..................................................................15

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties..........................................16
6.2   Survival of Representations and Warranties..............................19

                                    ARTICLE 7
                                    COVENANTS

7.1   Affirmative Covenants...................................................19
7.2   Negative Covenants......................................................20

                                    ARTICLE 8
                                    SECURITY

8.1   Security................................................................21

                                    ARTICLE 9
                            DEFAULT AND ACCELERATION

9.1   Events of Default.......................................................21
9.2   Acceleration............................................................23
9.3   U.S. Trade with Cuba Laws...............................................23
9.4   Remedies Cumulative and Waivers.........................................24
9.5   Suspension of Lender's Obligations......................................24
9.6   Application of Payments and Proceeds of Realization After an
      Event of Default........................................................24
9.7   Exchange and Confidentiality of Information.............................25

                                   ARTICLE 10
                       COSTS, EXPENSES AND INDEMNIFICATION

10.1  Costs and Expenses......................................................25
10.2  Indemnification by the Borrower.........................................25
10.3  Funds...................................................................26
10.4  General Indemnity.......................................................26

                                   ARTICLE 11
                                     GENERAL

11.1  Term....................................................................27
11.2  Survival................................................................27
11.3  Benefit of the Agreement................................................27
11.4  Notices.................................................................27
11.5  Amendment and Waiver....................................................28
11.6  Governing Law...........................................................28
11.7  Further Assurances......................................................28
11.8  Enforcement and Waiver by the Lender....................................29
11.9  Execution in Counterparts...............................................29
11.10     Assignment by the Borrower..........................................29
11.11     Assignments and Transfers by the Lender.............................29
11.12     Set-Off.............................................................29
11.13     Time of the Essence.................................................29
11.14     Judgment Currency...................................................29

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT made as of the 27th day of February, 2003.

BETWEEN:

                  SHERRITT INTERNATIONAL CORPORATION a corporation incorporated under the laws of the Province of New Brunswick,

                  (hereinafter referred to as the "BORROWER"),

                                     - and -

                  NATIONAL BANK OF CANADA a Canadian chartered bank

                  (hereinafter referred to as the "LENDER"),

         WHEREAS the Borrower has requested the Lender to provide, and the Lender has agreed to provide to the Borrower a term credit facility in an aggregate maximum principal amount of $50,000,000 upon and subject to the terms and conditions hereinafter set forth; and

         WHEREAS the Borrower intends to utilize the proceeds of the credit facility provided by Lender hereunder to finance its acquisition of the FCCT Units issued to the Borrower pursuant to the Arrangement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and covenants herein contained and other valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

     "ACCOUNTS AGREEMENT" means the agreement between the Lender, the Borrower and NBF, pursuant to which the parties thereto agree to certain terms and conditions in respect of, inter alia, the sale by NBF, as agent for the Borrower, of Pledged FCCT Units and the application of all or part of the Net Proceeds received from such sale towards mandatory prepayments of the Facility hereunder, which agreement is in form and substance satisfactory to the Lender;

     "ADDITIONAL COMPENSATION" has the meaning specified in Section 4.1;

     "ADVANCE" means a loan made by the Lender to the Borrower under the Facility in Canadian Dollars, on which interest is payable at the Prime Rate plus the Margin;

     "AFFILIATE" means an affiliated body corporate, partnership, joint venture or other entity and, for the purposes of this Agreement, (i) one body corporate, partnership, joint venture or other entity is affiliated with another if one such body corporate, partnership, joint venture or other entity is the Subsidiary of the other or both are Subsidiaries of the same body corporate, partnership, joint venture or other entity or each of them is controlled by the same Person and (ii) if two bodies corporate, partnerships, joint ventures or other entities are affiliated with the same body corporate, partnership, joint venture or other entity at the same time, they are deemed to be affiliated with each other;

     "AGREEMENT" means this agreement and all Schedules attached hereto, as the same may be amended, restated, replaced or superseded from time to time;

     "AGREEMENT CURRENCY" has the meaning specified in Section 11.14;

     "APPLICABLE LAW" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary authority or court of competent jurisdiction in any applicable jurisdiction;

     "ARRANGEMENT" means the arrangement under Section 192 of the Canada Business Corporations Act involving, inter alia, the Borrower, FCCT, Fording Inc., Fording Coal Limited, Teck Cominco Limited, Westshore Terminals Income Fund, Luscar Ltd., CONSOL of Canada Inc. and Ontario Teachers' Pension Plan, implemented on February 28, 2003, the particulars of which are set out in the Circular;

     "BANKING DAY" means a day other than a Saturday or a Sunday or other day on which banks are required or authorized to close in Toronto, Canada;

     "BORROWER" means Sherritt International Corporation, a corporation established under the laws of the Province of New Brunswick, and its successors and permitted assigns;

     "BORROWING BASE" means, at any time, an amount equal to 50% of the result obtained by multiplying (a) the number of Pledged FCCT Units which at such time are pledged by the Borrower to the Lender pursuant to the Units Pledge Agreement and are held by NBF on behalf of the Borrower in the NBF Margin Account, by (b) the FCCT Unit Price at such time;

     "CANADIAN DOLLARS" and "$" mean the lawful currency of Canada in immediately available funds;

     "CAPITAL LEASE" means any lease which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP;

     "CASH COLLATERAL AGREEMENT" means the agreement between the Lender and the Borrower pursuant to which, inter alia, the Borrower grants to the Lender an assignment of and security interest in, all amounts on deposit in the SIC Accounts, which agreement is in form and substance satisfactory to the Lender;

     "CERTIFICATES " means certificates in the name of the Borrower representing FCCT Units;

     "CHANGE IN LAW" has the meaning specified in Section 4.1;

     "CHANGE OF CONTROL" occurs on the date on which the legal and beneficial ownership interest in the stock capital of the Borrower held on the date hereof by the Person having direct or indirect

     Control of the Borrower on the date hereof is reduced to the extent that such Person no longer has direct or indirect Control of the Borrower;

     "CHARGE" means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker's lien, privilege or priority of any kind having the effect of security or any preference of one creditor over another arising by operation of law;

     "CIRCULAR " means the management information circular of Fording Inc. dated November 20, 2002 as supplemented by the Supplement dated December 8, 2002, the Second Supplement dated December 30, 2002 and the Third Supplement dated January 27, 2003;

     "CLAIMS" has the meaning specified in Section 10.4(a);

     "CLOSING DATE" means, the date on which the Lender confirms to the Borrower that the conditions to Drawdown set forth in Section 5.1 have been met to its satisfaction;

     "COMMITMENT" means the commitment of the Lender to loan to the Borrower the aggregate amount of the Facility;

     "CONTROL" and its derivatives means, with respect to control of a corporation by a Person, the holding (other than by way of security only) by or for the benefit of that Person, or Affiliates of that Person or others with whom that Person does not deal at arm's length (within the meaning ascribed to such term for the purposes of the Income Tax Act (Canada)) of securities of such corporation or the right to vote or direct the voting of securities of such corporation to which, in the aggregate, are attached more than 50% of the votes that may be cast to elect directors of the corporation, provided that the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the corporation and means, with respect to control of a Person other than a corporation, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, and whether through the ownership or control of voting securities, voting rights, contract or otherwise, without the cooperation of others;

     "DEBT" means, for any Person (without duplication),

               (i) obligations in respect of borrowed money, whether or not represented by notes, bonds, debentures or indentures;

              (ii)  Purchase Money Obligations;

             (iii) obligations, whether or not assumed, which are secured by Charges on the property belonging to such Person or payable out of the proceeds flowing therefrom provided that, if such obligations are not assumed, the amount of Debt in respect thereof shall be limited to the fair market value of the property subject to such Charges;

              (iv)  obligations under a Capital Lease;

               (v) obligations under letters of credit (other than documentary letters of credit contemplating payment against delivery of property), letters of guarantee or bankers' acceptances;

              (vi) redeemable shares of its capital stock which are either redeemable at the option of the holder thereof, are redeemable prior to the Maturity Date or are redeemable during fixed intervals prior to the Maturity Date for cash or property (other than property consisting of shares in the capital of such Person that cannot be converted into cash or such other property) (the amount of Debt for borrowed money of any such capital stock shall be the maximum fixed redemption or repurchase price therefor);

             (vii) foreign exchange liabilities and other derivative liabilities;

            (viii) all other obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person other than (a) trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, (b) unearned revenue, and (c) current and deferred Taxes; and

              (ix) obligations under Guarantees provided by such Person in respect of the obligations of another Person contemplated in clauses (i) through (viii) above;

     "DEFAULT" means an event or circumstance, the occurrence or non-occurrence of which would, with the giving of a notice, lapse of time or a combination thereof, constitute an Event of Default unless remedied within the prescribed delays or waived in writing by the Lender;

     "DRAWDOWN" means the drawdown of the entire amount of the Facility;

     "DRAWDOWN DATE" means that date, which shall be a Banking Day, on which the Drawdown is made by the Borrower;

     "EVENT OF DEFAULT" means any of the events described in Section 9.1;

     "FACILITY" means the non-revolving credit facility in an aggregate principal amount of up to $50,000,000 to be made available to the Borrower hereunder as set forth in Article 2;

     "FCCT" or "TRUST" means Fording Canadian Coal Trust, an open ended mutual fund trust governed by the laws of the Province of Alberta, established pursuant to a declaration of trust dated February 26, 2003;

     "FCCT UNITS" means trust units of the Trust;

     "FCCT UNIT PRICE" means (i) on the Drawdown Date, $35, and (ii) at any time after the Drawdown Date, the daily closing bid price for FCCT Units as quoted on the Toronto Stock Exchange;

     "FCCT UNIT SALE" means the sale, transfer, assignment, conveyance or other disposition by NBF on behalf of the Borrower on the Toronto Stock Exchange or other nationally recognized stock exchange on which the FCCT Units trade (including the New York Stock Exchange), of its right, title and interest in and to any Pledged FCCT Units;

     "FINANCIAL STATEMENTS" means, the financial statements of the Borrower prepared on a consolidated basis consisting of a balance sheet, statement of profit and loss and surplus and statement of changes and financial condition;

     "FLOW OF FUNDS AGREEMENT" means the Flow of Funds Agreement made on or about February 27, 2003, between, inter alia, the Lender, Fording Inc., Teck Cominco Ltd., the Borrower, OTPP and ComputerShare Trust Company of Canada, pursuant to which the parties thereto agree to certain terms and conditions with respect to arrangements relating to the flow of funds in connection with the transactions forming part of the Arrangement;

     "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as published in the Handbook of the Canadian Institute of Chartered Accountants and applied on a consistent basis;

     "GUARANTEES" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation against loss, or (d) otherwise to assure the owner of the Debt or obligation of the Primary Obligor against loss in respect thereof;

     "INDEMNITEE" has the meaning specified in Section 10.4(a);

     "INDEMNIFYING PARTY" has the meaning specified in Section 10.4(c);

     "INTEREST DATE" means the first day of each calendar month;

     "LENDER" means National Bank of Canada and its successors and permitted assigns;

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Units Pledge Agreement, the Cash Collateral Agreement and the Accounts Agreement, and any other agreements or documents entered into in connection with the transactions contemplated herein and therein, and "LOAN DOCUMENT" means any one of them;

     "LOSSES" has the meaning specified in Section 10.4(a);

     "MARGIN" means 1% per annum;

     "MATERIAL ADVERSE CHANGE" means a material adverse change in (a) the business, assets, liabilities, financial position, ownership or operations of the Borrower (determined on a consolidated basis in respect of the Borrower and its Subsidiaries taken as a whole), or (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Lender hereunder or thereunder;

     "MATURITY DATE" means August 27, 2003;

     "MAXIMUM FACILITY AMOUNT" means the amount of $50,000,000 as reduced from time to time pursuant to Sections 2.3, 3.1 and 3.2;

     "NBF" means National Bank Financial Ltd., and its successors and permitted assigns;

     "NBF MARGIN ACCOUNT " means account number 00-AAN7-E maintained in the name of the Borrower by NBF, and all renewals thereof, substitutions therefore, accretions thereto and proceeds thereof;

     "NET PROCEEDS" means, with respect to any FCCT Unit Sale, the amount equal to the aggregate amount received in cash as consideration for the FCCT Units sold or otherwise disposed of by or on behalf of the Borrower pursuant to such FCCT Unit Sale, less all reasonable fees and commissions incurred or paid for by the Borrower in connection with the disposition;

     "NEW COMBINATION AGREEMENT" means the agreement dated January 12, 2003 between, inter alia, Fording Inc, Teck Cominco Limited, Westshore Terminals Income Fund, OTPP and SIC, which describes the manner in which the parties thereto participate in the Arrangement, as such agreement may be amended, restated, replaced or supersedes from time to time;

     "NOTICE OF AMOUNT" has the meaning specified in Section 4.1;

     "OFFICER'S CERTIFICATE" means a certificate signed by any one of the President and Chief Executive Officer or the Senior Vice President, General Counsel and Corporate Secretary or the Senior Vice President Finance and Chief Financial Officer of the Borrower;

     "OUTSTANDING PRINCIPAL OBLIGATIONS" means, at any time, the aggregate principal amount advanced by the Lender to the Borrower and outstanding under the Facility at such time;

     "PERMITTED CHARGES" means any Charges for taxes, assessments or governmental claims or other impositions not yet due or matured;

     "PERSON" means an individual, company, partnership (whether or not having separate legal personality), corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision;

     "PLEDGED FCCT UNITS" means, at any time, up to 3,000,000 FCCT Units issued to the Borrower pursuant to the terms of the Arrangement, listed by reference to their Certificate numbers on Schedule A of the Units Pledge Agreement but excluding, after the Drawdown Date, any FCCT Units which have been sold pursuant to an FCCT Unit Sale in accordance with the terms of this Agreement and the Accounts Agreement;

     "PRIME RATE" means the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by the Lender as the reference rate of interest then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada and (ii) the sum of (x) the rate per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. on the date of determination as reported by the Lender, and (y) 0.50% per annum;

     "PURCHASE MONEY OBLIGATION" means, with respect to any Person, any Debt incurred in respect of the cost of acquisition, including by way of conditional sales contract, of any property, excluding any trade debt incurred in the ordinary course of business and without any extended terms, and includes any extension, renewal or refunding of any such Debt if the amount thereof outstanding on the date of such extension, renewal or refunding is not increased;

     "REPAYMENT NOTICE" means a notice substantially in the form annexed hereto as Schedule A to be given to the Lender by the Borrower pursuant to Section 3.2;

     "REVOLVING FACILITY AGREEMENT" means the credit agreement between the Revolving Facility Lenders, International Cobalt Company Inc., The Cobalt Refinery Company Inc. and the Borrower dated February 20, 2001, as amended, replaced or restated, pursuant to which the Revolving Facility Lenders made a revolving credit facility available to the Borrower;

     "REVOLVING FACILITY LENDERS" means BNP Paribas (Canada) and National Bank of Canada, in their capacity as lenders to the Borrower under the Revolving Facility Agreement;

     "SECURITY" means the security granted by the Borrower to the Lender pursuant to the Units Pledge Agreement and the Cash Collateral Agreement;

     "SIC ACCOUNTS" means Canadian Dollar account number 09-036-23 at transit number 1417-1 and U.S. Dollar account number 00-975-62 at transit number 1417-1, each account in the name of the Borrower maintained and operated by the Lender, and all renewals thereof, substitutions therefore, accretions thereto and proceeds thereof;

     "SUBSIDIARY" means any corporation more than 50% of the Voting Shares of which at the time of determination are beneficially owned, directly or indirectly, by the Borrower or any corporation, joint venture, partnership or other entity which is subject to the direct or indirect Control of the Borrower;

     "TAXES" includes all present and future income, corporation, capital gains, capital and value-added and goods and services taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

     "TRANSFEREE" has the meaning specified in Section 11.11;

     "UNITS PLEDGE AGREEMENT" means the agreement between the Borrower and the Lender pursuant to which the Borrower pledges to the Lender, as security for the Borrower's obligations hereunder, all of its right, title and interest in and to the Pledged FCCT Units, including all distributions in respect thereof, redemption amounts, cash or other property issued or delivered in connection therewith, and all proceeds from the sale thereof, such agreement in form and substance satisfactory to the Lender;

     "U.S. TRADE WITH CUBA LAWS" means all laws, rules, regulations, licences, permits, approvals and orders, of whatsoever nature or kind, of any level of government or other authority of the United Sates of America, including federal, state, municipal or local government regulating or relating to trade with Cuba or dealing/trading in Cuban property or assets in which one or more American persons claim an interest or compensation for lost interests therein;

     "VOTING SHARES" means shares of any class of any corporation carrying voting rights under all circumstances, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares unless such right has become exercisable.

1.2      INTERPRETATION

     (a) The division of this Agreement into Articles and Sections and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "THIS AGREEMENT", "HEREOF", "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto. Save as expressly provided herein, references herein to Articles, Sections and Schedules are to Articles and Sections of and Schedules to this Agreement.

     (b) Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders. The term "including" means "including without limitation".

     (c) Any reference in this Agreement to the Lender shall be construed so as to include its permitted successors, transfers or assigns hereunder in accordance with their respective interests.

     (d) Except as otherwise specified herein, a time of day shall be construed as a reference to Toronto, Canada time.

     (e) All monetary amounts in this Agreement refer to Canadian Dollars unless otherwise specified.

     (f) Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

     (g) Except as otherwise provided herein, any reference herein to this Agreement or any other agreement or document shall be construed to be a reference to this Agreement or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

1.3      ACCOUNTING TERMS AND PRACTICES

         Unless otherwise provided herein, all accounting terms referred to herein shall be construed in accordance with GAAP on the date any determination or calculation hereunder is made and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.4      NON-BANKING DAYS

         Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

1.5      SEVERABILITY

         In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.6      SCHEDULES

         The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

         Schedule A         Repayment Notice


                                    ARTICLE 2
                                  THE FACILITY

2.1      THE FACILITY; PURPOSE

         Upon the terms and subject to the conditions hereof, the Lender hereby agrees to make the Facility available to the Borrower solely for the purpose of financing the acquisition by the Borrower of the Pledged FCCT Units, and shall be used by the Borrower solely for such purpose.

2.2      AVAILABILITY AND TERM OF FACILITY

         (a) The Facility shall be available by way of a single Drawdown by the Borrower on the Closing Date. Any portion of the Commitment which is not drawn-down by Borrower on the Closing Date shall be permanently cancelled. The Facility is non-revolving and amounts repaid may not be reborrowed.

         (b) The Facility shall terminate on the Maturity Date.

2.3      CANCELLATION OF FACILITY

         Any amount not drawndown under the Facility on the Closing Date shall be cancelled and such cancellation shall permanently reduce the Facility and the Commitment and may not be reinstated.

2.4      INTEREST

         Interest on the Advance shall accrue at a rate per annum equal to the Margin plus the Prime Rate in effect from time to time during the period of time that the Advance is outstanding. Such interest shall be payable in Canadian Dollars monthly in arrears on each Interest Date commencing with the Interest Date occurring in the calendar month following the Closing Date for the period from and including the Closing Date or the preceding Interest Date for the Advance, as the case may be, to and including the day preceding such Interest Date and shall be calculated on the principal amount of the Outstanding Principal Obligations during such period and on the basis of the actual number of days elapsed in a year of 365 days (or 366 days, in the case of an Interest Date occurring in a leap year). Changes in the Prime Rate shall cause an automatic and immediate adjustment of the interest rate payable on the Facility without the necessity of any notice to the Borrower.

2.5      ARRANGEMENT FEE

         The Borrower shall pay to the Lender on the Closing Date an arrangement fee in the amount of $250,000.

2.6      EXECUTION OF NOTICES

         All notices of repayment or prepayment and, unless otherwise provided herein, all other notices, requests, demands or other communications to be given to the Lender by the Borrower hereunder shall be executed by any one officer or director of the Borrower.

2.7      EVIDENCE OF INDEBTEDNESS

         The Lender shall open and maintain in accordance with its usual practice books of account evidencing the Advance and all other amounts owing by the Borrower to the Lender hereunder. The Lender shall enter in the foregoing accounts details of the date on which the Advance is made and of all amounts from time to time owing or paid by the Borrower to the Lender and the amounts of principal, interest and fees payable from time to time hereunder. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrower to the Lender hereunder, the date the Lender made the Advance available to the Borrower and the amounts the Borrower has paid from time to time on account of the principal of, interest on and fees related to the Advance.

2.8      INTEREST ON UNPAID AMOUNTS

         Unless the payment of interest is otherwise specifically provided for herein, where the Borrower fails to pay any amount required to be paid by the Borrower hereunder when due, having received notice that such amount is due, the Borrower shall pay interest on such unpaid amount, including overdue interest from the time such amount is due until paid at an annual rate equal to the sum of 3% plus the Prime Rate. Such interest shall be determined daily, compounded monthly in arrears on the last Banking Day of each calendar month in each year and payable on demand.

2.9      CRIMINAL RATE OF INTEREST

         Notwithstanding the foregoing provisions of this Article 2, the Borrower shall in no event be obliged to make any payments of interest or other amounts payable to the Lender hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

2.10     COMPLIANCE WITH THE INTEREST ACT (CANADA)

         For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

2.11     NOMINAL RATE OF INTEREST

         The parties acknowledge and agree that all calculations of interest under this Agreement are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

                                    ARTICLE 3
                                    REPAYMENT

3.1      REPAYMENT ON MATURITY; MANDATORY PREPAYMENT

     (a) Provided that the Facility is not prepaid or accelerated in accordance with Article 9, the Borrower shall repay the Outstanding Principal Obligations, together with all accrued and unpaid interest thereon and all other amounts owing hereunder on the Maturity Date.

     (b) The Borrower shall prepay the Outstanding Principal Obligations upon receipt of any Net Proceeds from any FCCT Unit Sale in an amount equal to 50% of such Net Proceeds. Such repayment will be made in accordance with the terms of the Accounts Agreement.

     (c) If at any time the amount of Outstanding Principal Obligations exceeds the Borrowing Base, and either

          (i) the amount by which the Outstanding Principal Obligations exceeds the Borrowing Base (the "EXCESS AMOUNT") is at least 5% of the Borrowing Base, or

         (ii) the Excess Amount is less than 5% of the Borrowing Base and the Lender has notified the Borrower that a prepayment is required under this Section 3.1(c), (which notice shall be given at the Lender's sole discretion) then the Borrower shall prepay the Outstanding Principal Obligations, such prepayment to be in either case in the amount required to ensure that immediately after such prepayment the amount of Outstanding Principal Obligations is less than or equal to the Borrowing Base. The parties agree, without affecting the Borrower's obligations under Section 3.1(b), or the Borrower's covenant to prepay under this Section 3.1(c), that the Borrower may make such prepayment required under this Section 3.1(c) from 100% of any Net Proceeds received from any FCCT Unit Sale, provided such prepayment is made in accordance with the terms of the Accounts Agreement.

         Without prejudice to the Lender's rights hereunder in connection with a default by the Borrower of its obligation to prepay under this Section 3.1(c), the parties agree that if the Borrower fails to make the prepayment required under this Section 3.1(c) by 2:00 p.m. on the Banking Day next following the Banking Day on which the Lender notifies the Borrower that the amount of Outstanding Principal Obligations exceeds the Borrowing Base (provided that, notwithstanding Section 11.4, for purposes of this Section 3.1(c) such notice shall be deemed delivered by the Lender on a Banking Day if delivered at any time prior to 11:59 p.m. on such Banking Day), the Lender shall, in accordance with the terms of the Accounts Agreement, be irrevocably authorized and empowered to (i) apply monies on deposit in the SIC Accounts towards prepayment of the Outstanding Principal Obligations and (ii) instruct NBF to sell such number of Pledged FCCT Units and apply up to 100% of the Net Proceeds received from such FCCT Unit Sale, as may be required to ensure that the amount of Outstanding Principal Obligations is less than or equal to the Borrowing Base, all in accordance with the terms of the Accounts Agreement.

     (d) The Lender agrees to notify the Borrower if at any time the Outstanding Principal Obligations exceed the Borrowing Base, provided that if the Lender does not provide such notice, the Borrower's obligation to prepay the Outstanding Principal Obligations in accordance with Section 3.1(c) shall not be affected or modified and the Lender's rights pursuant to Section 3.1(c) shall not be prejudiced.

     (e) The Borrower shall repay the Outstanding Principal Obligations, together with all accrued and unpaid interest thereon and all other amounts owing hereunder, immediately on the occurrence of a Change of Control.

     (f) All repayments of the Facility by the Borrower (including pursuant to Section 3.2) shall permanently reduce the Facility and the Lender's Commitment, and the amounts so repaid may not be reborrowed hereunder.

3.2      OPTIONAL PREPAYMENT

         The Borrower may at any time and from time to time prepay without penalty to the Lender, the whole or any part of the Outstanding Principal Obligations together with accrued interest thereon to the date of such prepayment and all other amounts owing in respect thereof hereunder provided that:

     (a) the Borrower shall deliver a Repayment Notice to the Bank at least 5 Banking Days prior to the prepayment date; and

     (b) each such prepayment shall be in a minimum amount of the lesser of (i) $5,000,000 and (ii) the Outstanding Principal Obligations immediately prior to such prepayment, and any such prepayment in excess of $5,000,000 shall be in increments of $1,000,000 and integral multiples thereof or such other amount as may be necessary to repay the Facility in full.

3.3      METHOD AND PLACE OF PAYMENT

         Each payment to be made by the Borrower under this Agreement shall be made without deduction, set-off or counterclaim. All payments of principal, interest and fees hereunder shall be made for value at or before 12:00 noon on the day such amount is due by deposit or transfer thereof to the account of the Lender maintained at the principal office of the Lender in Toronto or such other place as the Borrower and the Lender may from time to time agree. Payments received after such time shall be deemed to have been made on the next following Banking Day.

                                    ARTICLE 4
                             CHANGE OF CIRCUMSTANCES
                               AND INDEMNIFICATION

4.1      INCREASED COSTS

         In the event of (i) any Applicable Law coming into force after the date hereof or (ii) any change after the date hereof in any existing Applicable Law, or in the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof or (iii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law, and if not having the force of law where customarily complied with by responsible financial institutions) of any governmental or other authority or entity charged with the administration of any Applicable Law made or imposed after the date hereof (each such event being hereinafter referred to as a "CHANGE IN LAW") which now or hereafter:

     (a) subjects (whether directly, or as a result of any withholding or deduction by the Borrower) the Lender to any Tax or changes the basis of taxation, or increases any existing Tax (in each case, except for the coming into force of any tax or change in the basis of taxation or manner of collection of any tax in respect of or the change in the rate of Tax charged on income or capital of the Lender as a whole and including any other Tax that is payable by the Lender on, or required by Applicable Law to be withheld by the Borrower from, any Additional Compensation, as hereinafter defined), on payments of principal, interest or other amounts payable by the Borrower to the Lender under any Loan Documents or on or by reference to the amount of the Advance made or to be made by the Lender hereunder or on or by reference to the Commitment of the Lender hereunder, or

     (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements or otherwise imposes any cost on the Lender in funding or maintaining the Advance or its Commitment hereunder, or

     (c) will have the effect of increasing the amount of overall capital required to be maintained by the Lender, taking into account the existence of the Lender's participation in the Advance hereunder (including, without limitation, all or any part of its Commitment), and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by it or reduce the effective return on the capital of the Lender in respect of the Advance and/or its Commitment to an extent which the Lender believes to be material, the Lender shall give notice thereof to the Borrower (herein called a "NOTICE OF AMOUNT") stating the event by reason of which it believes it is entitled to Additional Compensation, such cost and/or such reduction in such return (or such proportion of such reduction as is, in the reasonable and bona fide opinion of the Lender, attributable to its obligations hereunder) the amount of such Additional Compensation (as hereinafter defined) incurred by the Lender and supplying reasonable supporting evidence (including, in the event of change of Applicable Law, a photocopy of the Applicable Law evidencing such change) together with a certificate of a duly authorized officer of the Lender setting forth the Additional Compensation and the basis of calculation of such Additional Compensation; provided that the Lender shall not be required to disclose any information required to be kept confidential by Applicable Law. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the Borrower, it shall repay an equal amount to the Borrower. The Borrower shall pay to the Lender, within 10 Banking Days of the date of receipt of any Notice of Amount, the amount specified in such Notice of Amount (in this Article 4 referred to as "ADDITIONAL COMPENSATION"). The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Advance or the Commitment affected by the change in law or the lapse or cessation of the change in law giving rise to the initial Additional Compensation. The Lender shall (i) make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrower upon the Borrower's request at the Borrower's expense, provided the Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage, and (ii) not seek such Additional Compensation from the Borrower hereunder unless it is generally being sought from borrowers similarly obligated to the Lender.

4.2      ILLEGALITY

         If, with respect to the Lender, the implementation of any existing provision of Applicable Law or the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any statutory board or commission now or hereafter makes it unlawful for the Lender to make, fund or maintain all or any portion of the Advance, to maintain all or any part of its Commitment hereunder or to give effect to its obligations in respect of all or any portion of the Advance, the Lender may, by written notice thereof to the Borrower (supported, at the request and expense of the Borrower, by an opinion of the Lender's counsel), declare the obligations of the Lender under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrower shall repay within the time required by such law (or as promptly as practicable if already unlawful or at the end of such longer period, if any, as the Lender in its bona fide opinion may agree) the principal of the Advance made by the Lender. If any such change shall affect only that portion of the Lender's obligations under this Agreement that is, in the reasonable and bona fide opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Borrower hereunder, the Lender shall declare its obligations under only that portion so terminated.

                                    ARTICLE 5
                        CONDITIONS PRECEDENT TO DRAWDOWN

5.1       CONDITIONS FOR DRAWDOWN

          On or before the Drawdown hereunder, the following conditions shall be satisfied by the Borrower:

     (a) the Lender shall have received fully executed copies of the following documents, each in form and substance satisfactory to the Lender:

          (i)   the Flow of Funds Agreement;

          (ii) an agreement between the Lender and the Borrower pursuant to which the parties agree that if the Pledged FCCT Units are not delivered to the Lender on the date on which the Closing Time (as defined in the Flow of Funds Agreement) occurs, then a Default shall occur under this Agreement (which Default shall become an Event of Default upon notice from the Lender to the Borrower); and

          (iii) an irrevocable direction from the Borrower to the Trust and to ComputerShare Trust Company of Canada, whereby the Borrower directs the delivery of the Pledged FCCT Units to the Lender at the Closing Time (as defined in the Flow of Funds Agreement);

     (b) this Agreement, the Units Pledge Agreement, the Accounts Agreement and the Cash Collateral Agreement, each in form and on terms satisfactory to the Lender, shall have been duly authorized, executed and delivered to the Lender by the Borrower (and, in case of the Accounts Agreement, NBF), respectively, and shall constitute legal, valid and binding obligations of the Borrower (and, in case of the Accounts Agreement, NBF);

     (c) the Borrower shall have delivered to the Lender certified copies of its constating documents and borrowing by-laws, the resolution authorizing the borrowings hereunder and the incumbency of officers signing this Agreement, the Units Pledge Agreement, the Accounts Agreement and the Cash Collateral Agreement and any documents to be provided pursuant to the provisions hereof and thereof and a certificate of compliance, good standing or like certificate with respect to the Borrower issued by appropriate government officials of the jurisdiction of its incorporation;

     (d) the representations and warranties set forth in Section 6.1 shall be true and correct in all material respects on and as of the date of the Drawdown and the Borrower shall have delivered an Officer's Certificate to such effect;

     (e) no Default or Event of Default shall have occurred and be continuing nor shall any such event occur as a result of the Drawdown or the application of proceeds therefrom, and the Borrower shall have delivered an Officer's Certificate to such effect;

     (f) the Lender shall have received satisfactory evidence that the Borrower owns a 100% legal and beneficial interest in the Pledged FCCT Units free and clear from any Charges (other than Permitted Charges), and that the Borrower has full legal right, power and authority to pledge, sell, assign and transfer the Pledged FCCT Units without the consent of any Person;

     (g) the Borrower shall have delivered to the Lender (or such other Person as the Lender may designate) the Certificates representing the Pledged FCCT Units, accompanied by duly executed instruments of transfer and assignment in blank, in form and substance satisfactory to the Lender;

     (h) the Lender shall have received satisfactory evidence that the Security constitutes a valid and perfected first ranking security for the benefit of the Lender and all filings or recordings necessary or desirable in connection with the Security shall have been made;

     (i) the Lender shall have received opinions of legal counsel to the Borrower and such other legal counsel acceptable to the Lender, addressed to the Lender and in form and substance satisfactory to the Lender, which opinions address, without limitation, the registered ownership of the Pledged FCCT Units by the Borrower, the restrictions on resale of the Pledged FCCT Units, the Lender's security in the Pledged FCCT Units and the SIC Accounts and such other matters as may be required by the Lender in connection with the Loan Documents;

     (j) the Lender shall have received a duly executed copy of a confirmation by BNP Paribas (Canada) as agent for the Revolving Facility Lenders (the "Agent") pursuant to which the Agent on behalf of the Revolving Facility Lenders agrees to the Borrower incurring its Debt hereunder, and confirms that there is no breach arising under the terms of the Revolving Facility Agreement as a result thereof;

     (k) the Lender shall have received satisfactory evidence that the Arrangement and all transactions contemplated therein and in respect thereof, including all transfers of assets, have been completed and implemented in accordance with the terms of the Circular and the certificate of arrangement in respect of the Arrangement has been issued pursuant to Section 192(7) of the Canada Business Corporations Act, and that all conditions in favour of, inter alia, the Borrower, to the completion of the Arrangement as required under the New Combination Agreement have been satisfied or waived;

     (l) the Lender shall have completed its business and legal due diligence, with results satisfactory to it; and

     (m) all fees and other amounts then payable under the Loan Documents (including under Section 2.5 and Article 10) of this Agreement shall have been paid in full.

5.2       WAIVER

          The conditions set forth in Section 5.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lender at any time to assert such conditions in respect of any subsequent Drawdown.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1       REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants as follows to the Lender and the Lender acknowledges and confirms that the Lender is relying upon such representations and warranties:

     (a) CORPORATE STATUS. The Borrower is a corporation duly incorporated and validly existing under the laws of the Province of New Brunswick and the Borrower has all necessary corporate power and authority to conduct its business as presently conducted and to own or lease its properties and assets in each jurisdiction where such properties and assets are situated or such business is conducted. The Borrower is a "reporting issuer" under Ontario securities laws.

     (b) CORPORATE POWER AND AUTHORITY. The Borrower has full corporate power and authority to enter into this Agreement and each of the other Loan Documents and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed or performed by it in accordance with the terms thereof.

     (c) AUTHORIZATION AND ENFORCEABILITY. The Borrower has taken all necessary corporate action to authorize the creation, execution, delivery and performance of the Loan Documents, and to observe and perform the provisions of each in accordance with its terms. This Agreement and each of the other Loan Documents have been delivered by the Borrower and constitute valid and legally binding obligations of the Borrower which are enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     (d) CONFLICT WITH CONSTATING DOCUMENTS, AGREEMENTS AND APPLICABLE LAW. Neither the execution and delivery of the Loan Documents nor compliance by the Borrower with the terms, conditions and provisions hereof and thereof, including the pledge, transfer, sale and delivery, as applicable, of the Pledged FCCT Units or the granting of security in the SIC Accounts, by the Borrower, conflicts with or will conflict with or has resulted or will result in a breach of any of the terms, conditions or provisions of:

            (i) the constating documents or by-laws of the Borrower or any unanimous shareholders' agreement relating to it;

           (ii) any resolution of the shareholders, directors or any committee of directors of the Borrower;

          (iii) any agreement, instrument or arrangement to which the Borrower is now a party or by which it, or its properties are, or may be, bound;

           (iv) any judgment or order, writ, injunction or decree of any court;
                or

            (v) any Applicable Law.

     (e) NO OTHER AUTHORIZATION OR CONSENTS NECESSARY. No action (including, without limitation, the giving of any consent, licence, right, approval, authorization, registration, order or permit) of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents including in respect of the pledge, transfer, sale, and delivery, as applicable, of the Pledged FCCT Units or the granting of security in the SIC Accounts, by the Borrower, or in order to render this Agreement or any of the other Loan Documents legal, valid, binding or enforceable, except those actions which have been obtained or filings which have been made.

     (f) NO THIRD PARTY CONSENTS. No consent or approval of any other party is required in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents, including in respect of the pledge, transfer, sale, and delivery, as applicable, of the Pledged FCCT Units or the granting of security in the SIC Accounts, by the Borrower, or in order to render this Agreement and each of the other Loan Documents legal, valid, binding or enforceable, except those consents or approvals which have been obtained.

     (g) LITIGATION. There are no actions, suits or proceedings instituted or pending nor, to the knowledge of the Borrower, threatened, against the Borrower or its property before any court or arbitrator or any governmental body or instituted by any governmental body, commission, department or instrumentality, which, if decided against the Borrower, would reasonably be expected to result in a Material Adverse Change and the Borrower is not in default with respect to any law, regulation, order, writ, judgment, injunction or award of any competent government, commission, board, agency, court, arbitrator or instrumentality which could reasonably be expected to result in a Material Adverse Change.

     (h) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     (i) NO ACTION FOR WINDING-UP OR BANKRUPTCY. There has been no voluntary or involuntary action taken either by or against the Borrower for its winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of the Borrower or all or any material part of its assets or revenues.

     (j) TAXES. The Borrower has filed within the prescribed delays all federal, provincial or other tax returns which it is required by Law to file and all taxes, assessments and other duties levied by the various governmental authorities with respect to the Borrower have been paid when due, except to the extent that payment thereof is being contested in good faith by the Borrower in accordance with the appropriate procedures, for which adequate reserves have been established in the books of the Borrower.

     (k)  FCCT UNITS. The Pledged FCCT Units:

            (i) are legally and beneficially owned by the Borrower, and the
                Borrower has full legal right, power and authority to pledge, sell, assign and transfer the Pledged FCCT Units without any consent of any Person;

           (ii) are free and clear of all Charges (other than Permitted
                Charges);

          (iii) are subject to a valid and perfected first ranking (subject to Permitted Charges) security interest in favour of the Lender pursuant to the terms of the Units Pledge Agreement, and all filings or recordings necessary or desirable in connection with the Security granted under the Units Pledge Agreement have been made;

           (iv) are not subject to any contract, option or any other right of another Person (whether pre-emptive, contractual or otherwise) binding upon or which at any time in the future may become binding on the Borrower to sell, transfer, assign, pledge, charge, mortgage, encumber or in any way dispose of any of the Pledged FCCT Units, other than pursuant to the provisions of the Loan Documents; and

            (v) do not constitute a "control block" for purposes of applicable securities laws and the pledge, encumbering, sale or transfer to the Lender or a third party purchaser, as applicable, of any or all of the Pledged FCCT Units by or on behalf of the Borrower pursuant to the Loan Documents does not and will not constitute a "control distribution" (within the meaning of Multilateral Instrument 45-102).

     (l) NO PROSPECTUS. No prospectus is required nor are any other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of securities regulatory authorities required to be obtained by the Borrower under Applicable Law to permit the resale by the Borrower or the Lender of the Pledged FCCT Units without resale restrictions in each of the provinces and territories of Canada through investment dealers or brokers duly and properly registered in the appropriate category under Applicable Law who have complied with the relevant provisions of such legislation and the terms of such registration.

     (m) ARRANGEMENT. As at the Closing Date, the Arrangement and all transactions contemplated therein and in respect thereof, including all transfers of assets, have been completed and implemented in accordance with the Circular and the certificate of arrangement in respect of the Arrangement has been issued pursuant to Section 192(7) of the Canada Business Corporations Act, and all conditions in favour of, inter alia, the Borrower, to the completion of the Arrangement as required under the New Combination Agreement have been satisfied or waived.

     (n)  SIC ACCOUNTS. The SIC Accounts and all monies therein;

            (i) are legally and beneficially owned by the Borrower, and the
                Borrower has full legal right, power and authority to grant to the Lender the security in the SIC Accounts pursuant to the Cash Collateral Agreement;

           (ii) are free and clear of all Charges (other than Permitted Charges); and

          (iii) are subject to a valid and perfected first ranking (subject to Permitted Charges) security interest in favour of the Lender pursuant to the terms of the Cash Collateral Agreement, and all filings or recordings necessary or desirable in connection with the Security granted under the Cash Collateral Agreement have been made.

6.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Article 6 shall survive the execution and delivery of this Agreement and the making of the Drawdown, notwithstanding any investigations or examinations which may be made by the Lender or its counsel.

                                    ARTICLE 7
                                    COVENANTS

7.1       AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with the Lender that, unless the Lender otherwise consents in writing, so long as any amount payable hereunder is outstanding or the Lender has any Commitment hereunder:

     (a) PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay the principal of all Advances, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder.

     (b) COMPLIANCE CERTIFICATE. The Borrower shall deliver to the Lender on the last day of each fiscal quarter of the Borrower, an Officer's Certificate of the Borrower, confirming that the Borrower is in compliance with the covenants set forth in Article 7, that each of the representations and warranties of the Borrower set forth in Section
          6.1 is true and correct in all material respects by reference to the facts and circumstances existing on the date of such certificate (or specifying inaccuracies therein) and that no Default or Event of Default has occurred and is continuing (or specifying such non-compliance or Default or Event of Default and stating what action, if any, the Borrower is taking in connection therewith).

     (c) CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. The Borrower shall maintain its corporate existence in good standing and do or cause to be done all things necessary to keep in full force and effect all properties, rights, franchisees, licences and qualifications which are material for the Borrower to carry on business in any jurisdiction in which it carries on business, and shall remain a "reporting issuer" under Ontario securities laws.

     (d) NOTICE OF EVENT OF DEFAULT. The Borrower will deliver to the Lender, forthwith upon becoming aware of any Default or Event of Default, an Officer's Certificate of the Borrower specifying such Default or Event of Default together with a statement of an officer of the Borrower setting forth details of such Default or Event of Default and the action which has been, or is proposed to be, taken with respect thereto.

     (e)  OTHER NOTIFICATIONS. The Borrower shall promptly notify the Lender of:

           (i) any action, suit, proceeding, complaint, notice or order which is commenced or issued or of which it becomes aware which is pending or issued against or, to the best of its information, knowledge and belief, affecting the Borrower or any of its undertaking, property and assets at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality in respect of which the Borrower determines in good faith that there is a reasonable possibility of a determination adverse to the

               Borrower which would, if determined adversely, reasonably be expected to result in a Material Adverse Change; and

          (ii) any change in the name or jurisdiction of incorporation or organization of the Borrower and of any change in the location of the registered office or chief executive office of the Borrower.

     (f) COMPLIANCE WITH APPLICABLE LAWS. The Borrower shall comply with all Applicable Laws the non-compliance with which would reasonably be expected to result in a Material Adverse Change and the Borrower shall obtain, comply in all material respects with the terms of, and maintain, all consents, licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders or permits from, and make such filings with, any governmental or public authority and to comply with such Applicable Laws as may be necessary to carry on its businesses, to own, lease and operate its properties and to enable the Borrower to enter into and perform its obligations under the Loan Documents or to render the Loan Documents legal, valid, binding or enforceable, other than those the absence of which would not reasonably be expected to result in a Material Adverse Change.

     (g) PAYMENT OF TAXES. The Borrower shall pay or cause to be paid, when due, all Taxes, property taxes, business taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Tax, social security premiums, assessment, charge or levy is contested by it in good faith with appropriate reserves, and to collect and remit when due all payroll and withholding taxes.

     (h) SECURITY. The Borrower shall ensure that at all times, all Pledged FCCT Units are pledged as security for the benefit of the Lender pursuant to the terms of the Units Pledge Agreement, and the SIC Accounts and all monies therein are charged and assigned as security for the benefit of the Lender pursuant to the terms of the Cash Collateral Agreement, and that the Lender at all times has a valid and perfected first ranking (subject to Permitted Charges) security interest in all Pledged FCCT Units, the SIC Accounts and all monies therein, and that all filings or recordings necessary or desirable in connection with the Security are made.

7.2       NEGATIVE COVENANTS

          The Borrower covenants and agrees with the Lender that unless the Lender otherwise consents in writing, so long as any amount payable hereunder is outstanding or the Lender shall have any Commitment hereunder:

     (a) NEGATIVE PLEDGE. The Borrower shall not create, incur, assume or permit to exist any Charge (other than Permitted Charges) on any of the Pledged FCCT Units or proceeds from the sale thereof or on the SIC Accounts and the monies therein.

     (b) SALE OF FCCT UNITS. The Borrower shall not, and shall not permit any agent (including NBF) to sell, transfer, assign, convey or otherwise dispose of any legal or beneficial interest in the Pledged FCCT Units other than in accordance with the terms of the Loan Documents, and in particular the Accounts Agreement.

                                    ARTICLE 8
                                    SECURITY

8.1       SECURITY

     (a) The Borrower shall execute and deliver to the Lender the Units Pledge Agreement, as continuing first priority collateral security for the performance by the Borrower of its obligations hereunder.

     (b) The Borrower shall, at its expense, register, file or record the Security in all offices where such registration, filing or recording is necessary or, upon request of the Lender, of advantage to the creation, perfection and preserving of the security applicable to it. The Borrower shall renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect. The Borrower acknowledges that the form of the Units Pledge Agreement has been prepared based upon the laws of Canada and Ontario applicable thereto in effect at the date hereof and that such laws may change. The Lender shall have the right to require that such form be amended to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Lender the security interests intended to be created thereby.

                                    ARTICLE 9
                            DEFAULT AND ACCELERATION

9.1       EVENTS OF DEFAULT

          The occurrence of any one or more of the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an "EVENT OF DEFAULT") shall constitute a default under this Agreement:

     (a) if the Borrower shall fail to pay the principal of the Facility as and when the same becomes due and payable;

     (b) if the Borrower shall fail to pay interest on the Facility or to pay any other amount due hereunder within three (3) Banking Days following the due date;

     (c) if the Borrower shall, default in the observance or performance of any agreement, covenant or condition contained in Section 7.2 or 3.1;

     (d) if an Event of Default (as defined in the Revolving Facility Agreement) occurs under the Revolving Facility Agreement;

     (e) if the Borrower shall default in the observance or performance of any agreement, covenant or condition contained in this Agreement (other than a covenant or condition whose breach or default in performance is elsewhere in this Section 9.1 specifically dealt with) or in any of the Loan Documents and such default shall not be remedied, if capable of remedy, within a period of 10 days after notice in writing thereof is given by the Lender to the Borrower;

     (f) if the Borrower shall fail to pay the principal of (or lease payments on), or premium or interest on, any Debt where the failure to pay is in an amount that exceeds $10,000,000

          (or the equivalent amount in any other currency) (excluding Debt due to the Lender hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other event of default or early termination event (howsoever described or designated) shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt and the effect of such event is to accelerate, or permit the acceleration of, Debt of the Borrower in a principal amount which, when aggregated with the principal amount of all other Debt of the Borrower which is, or may be, declared due and payable prior to its specified maturity as a result of an event of default, exceeds $10,000,000 (or the equivalent amount in any other currency);

     (g) if any Loan Document is repudiated or the validity or enforceability of any its provisions (including without limitation the irrevocable nature of any instructions or directions given thereunder) at any time is challenged by the Borrower;

     (h) if the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any action to authorize any of the actions set forth above in this Section 9.1(h);

     (i) if any judgment or order or series of judgments or orders (whether or not related) for the payment of money in an aggregate amount in excess of $10,000,000 (or the equivalent amount in any other currency), other than any judgment or order for which the Borrower will recover under a policy of insurance, shall be rendered against the Borrower and (i) such judgment or order or series of judgments and/or orders are final with no further right of appeal and the Borrower has not satisfied the Lender, acting reasonably, that the Borrower is able to satisfy such judgment or order or series of judgments and/or orders; or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or series of judgments and/or orders, as the case may be; or (iii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order or series of judgments and/or orders, as the case may be, by reason of a pending appeal or otherwise, shall not be in effect;

     (j) if any representation or warranty made or deemed to be made by the Borrower in this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed to be made;

     (k) if the obligations of the Borrower under any of the Loan Documents shall cease to constitute the legal, valid and binding obligations of the Borrower or shall cease to be in full force and effect or the Borrower shall have contested the validity of any of the Loan Documents or denied that it had any liability hereunder or thereunder;

     (l) if any of the Security shall cease to be a valid and perfected first priority security interest relative to third parties as a result of any action taken or omitted to be taken by the Borrower;

     (m) there has occurred an event or development, which could reasonably be expected to give rise to a Material Adverse Change;

     (n) if (i) the FCCT Units or any of the Pledged FCCT Units are not listed and posted for trading on a nationally recognized stock exchange and this is in effect for a period of five consecutive days, or (ii) any order, ruling or decision of any court or regulatory or administrative body that in any manner restricts any trades in the Pledged FCCT Units, including, without limitation, trades by the Borrower or the Lender in any Pledged FCCT Units is, in either case, in effect for a period of five consecutive days; or

     (o)  if an Event of Default occurs under Section 9.3.

9.2       ACCELERATION

     (a) Upon the occurrence of an Event of Default and at any time thereafter while an Event of Default is continuing, the Lender may, by written notice to the Borrower declare the Outstanding Principal Obligations to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder or under any other Loan Document) or declare the Outstanding Principal Obligations to be due and payable on demand of the Lender.

     (b) If, pursuant to this Section 9.2, the Lender declares the Outstanding Principal Obligations made to the Borrower to be due and payable on demand, then, and at any time thereafter, the Lender may by written notice to the Borrower call for repayment of the Outstanding Principal Obligations on such date or dates as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder and the provisions of Section 9.5 shall apply) or withdraw its declaration with effect from such date as it may specify in such notice.

9.3       U.S. TRADE WITH CUBA LAWS

          If the Lender determined in its sole discretion that as a result of the breach or alleged breach by SIC of any of the provisions of U.S. Trade with Cuba Laws, including the United States Cuban Liberty and Democratic Solidarity (LIBERTAD) Act of 1996, as amended, (i) the reputation of the Lender is adversely affected, (ii) any assets of the Lender may be subject to any charge, forfeiture or other remedy or cause of action, or (iii) any personnel of Lender may become subject to any sanction (or material threat of sanction) imposed on such Person under any U.S. Trade with Cuba Laws, then the Lender shall have a right to terminate its obligations under this Agreement on not less then 30 days notice in writing to the Borrower. The Borrower agrees to repay all Outstanding Principal Obligations in full and to satisfy all the Borrower's obligations to the Lender on or before the date fixed in such notice, failing which an Event of Default shall occur and the Lender shall have all the rights and remedies provided for in this Agreement, the other Loan Documents, the Personal Property Security Act (Ontario) and other Applicable Law, as provided in Section 9.1 and 9.2.

9.4       REMEDIES CUMULATIVE AND WAIVERS

          It is expressly understood and agreed that the rights and remedies of the Lender hereunder or under any other Loan Document or other instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for such default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by the Lender shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lender under this Agreement as a result of any other default or breach hereunder or thereunder.

9.5       SUSPENSION OF LENDER'S OBLIGATIONS

          Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of a Default or Event of Default shall, while such Default or Event of Default shall be continuing, relieve the Lender of all obligations to make any Advances hereunder (whether or not a request for any Drawdown in respect of any such Advance shall have been received by the Lender prior to the occurrence of a Default or Event of Default) or to accept or comply with any request for a Drawdown or to convert any Advance.

9.6       APPLICATION OF PAYMENTS AND PROCEEDS OF REALIZATION AFTER AN EVENT OF
          DEFAULT

          If any Event of Default shall occur and be continuing, all payments made by the Borrower hereunder and all amounts realized by the Lender upon the enforcement of the Security shall be applied in the following order:

     (a) to amounts due hereunder and under the Security as costs and expenses of the Lender (including, without limitation, costs and expenses incurred in the exercise of all or any of the powers granted to it hereunder or under the other Loan Documents and in payment of all of the remuneration of any receiver or similar agent and all costs and expenses incurred by such receiver in the exercise of all or any powers granted to it under the Security);

     (b)  to amounts due hereunder as fees;

     (c) to any other amounts (other than amounts in respect of interest or principal) due hereunder;

     (d)  to amounts due hereunder as interest;

     (e)  rateably to amounts due hereunder as principal; and

     (f) any balance to the Borrower or as a court of competent jurisdiction shall determine.

9.7       EXCHANGE AND CONFIDENTIALITY OF INFORMATION

     (a) The Borrower agrees that the Lender may provide any Transferee or proposed Transferee pursuant to Section 11.11 with any information concerning the financial condition of the Borrower provided that it obtains an undertaking from such Transferee to keep such information confidential (subject to the same permitted disclosures set forth in Section 9.7(b)).

     (b) The Lender acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to it by the Borrower pursuant hereto (the "INFORMATION") and agrees, subject to Section 9.7(a), to use all reasonable efforts to prevent the disclosure thereof provided, however, that (i) it may disclose all or any part of the Information, if in its opinion, such disclosure is desirable or required in connection with any actual or threatened judicial, administrative or governmental proceeding;
(ii) it shall incur no liability in respect of any disclosure of Information to any, or pursuant to the requirements of any, judicial authority, law enforcement agency or taxation authority, (iii) it may disclose all or any part of the Information on a confidential basis to its auditors and to the Lender's legal counsel, and (iv) it may disclose the Information to any Subsidiary or Affiliate of the Lender.

                                   ARTICLE 10
                       COSTS, EXPENSES AND INDEMNIFICATION

10.1      COSTS AND EXPENSES

          The Borrower shall pay promptly, upon request by the Lender accompanied by reasonable supporting documentation or other evidence, all reasonable costs and expenses in connection with preparation, printing, execution, delivery and interpretation of this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder, and all reasonable costs and expenses in connection with legal and business due diligence by the Lender in connection with the Loan Documents including in each case, without limitation, the reasonable fees and out-of-pocket expenses of the Lender's legal counsel with respect thereto. Except for ordinary expenses of the Lender relating to the day-to-day administration of this Agreement, the Borrower further agrees to pay all costs and expenses (including fees and expenses of legal counsel, accountants and other experts) in connection with the preservation or enforcement of rights of the Lender under this Agreement (whether or not any Advance has been made hereunder) including, without limitation, all costs and expenses sustained by it as a result of any failure by the Borrower or any other Person (other than the Lender) to perform or observe its obligations contained in this Agreement or any other Loan Document.

10.2      INDEMNIFICATION BY THE BORROWER

          In addition to any liability of the Borrower to the Lender under any other provision hereof, the Borrower shall indemnify the Lender and hold the Lender harmless against all costs or expenses incurred by the Lender as a result of (i) any failure by the Borrower to fulfil any of its obligations hereunder or under any Loan Document in the manner provided herein including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the Lender to fund or maintain the Advance as a result of the failure of the Borrower to complete the Drawdown or to make any repayment or other payment on the date required hereunder or specified by it in any notice given hereunder (but excluding costs arising solely out of loss of anticipated profits); or (ii) the failure of the Borrower to pay any other amount including, without limitation, any interest or fee due hereunder on its due date.

10.3      FUNDS

          Each amount advanced, made available, disbursed or paid hereunder shall be advanced, made available, disbursed or paid, as the case may be, in immediately available funds or, after notice from the Lender, in such other form of funds as may from time to time be customarily used in Toronto, Canada in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

10.4      GENERAL INDEMNITY

     (a) INDEMNITY. Subject to paragraphs (b), (c) and (d) below, the Borrower agrees to indemnify and save harmless the Lender and its officers, directors, employees, agents, advisors, representatives and affiliates (collectively, the "INDEMNITEES" and individually, an "INDEMNITEE") from and against any and all liabilities, costs, claims, damages, penalties, losses and expenses (including legal fees and disbursements of counsel but excluding loss of profits and consequential damages) (collectively, the "LOSSES") as a result of any claims, actions or proceedings ("CLAIMS") asserted against the Indemnitees by a Person other than the Indemnitees in connection with the agreement of the Lender to provide the Facility, the Commitment of the Lender and the Advance made by the Lender including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any Claim; and (ii) subject to the provisions set forth in paragraph (d) below, any Losses arising out of a settlement of any Claim made by the Indemnitees.

     (b) LIMITATIONS TO INDEMNITY. The foregoing obligations of indemnification shall not apply to any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them to the extent such Loss or Claim has resulted from the gross negligence or wilful misconduct of the Indemnitees or any of them.

     (c) NOTIFICATION. Whenever the Lender shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject the Borrower (the "INDEMNIFYING PARTY") to the indemnity provisions of this Section 10.4, the Lender shall as soon as reasonably possible notify (to the extent permitted by law) the Indemnifying Party in writing of the Claim and of all relevant information the Lender possesses relating thereto; provided, however, that failure to so notify the Borrower shall not release it from any liability which it may have on account of the indemnity set forth in this Section 10.4, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

     (d) DEFENCE AND SETTLEMENT. The Indemnifying Party shall have the right, but not the obligation, to assume the defence of any Claim in any jurisdiction with legal counsel of reputable standard in order to protect the rights and interest of the Indemnitees. In such respect, (i) the Indemnifying Party shall require the consent of the Indemnitees to the choice of legal counsel in connection with the Claim, which consent shall not be unreasonably withheld or delayed; and (ii) without prejudice to the rights of the Indemnitees to retain counsel and participate in the defence of the Claim, the Indemnifying Party and the Indemnitees shall make all reasonable efforts to co-ordinate their course of action in connection with the defence of such Claim. The related costs and expenses sustained in such respect by the Indemnitees shall be at the expense of the Indemnifying Party, provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel in addition to the cost of any local counsel that may be required. If the Indemnifying Party fails to assume defence of the Claim, the Indemnitees will (upon further notice to the Borrower) have the right to undertake, at the expense of the Borrower, the defence, compromise or settlement of the Claim on behalf and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defence of the Claim at any time prior to settlement, compromise or final determination thereof.

         Notwithstanding the foregoing, in the event the Indemnitee, acting reasonably, does not agree with the manner or timeliness in which the legal counsel of the Indemnifying Party is carrying on the defence of the Claim, or, pursuant to the opinion of a reputable counsel retained by the Indemnitee, there may be one or more legal defences available different from the one carried on by the legal counsel of the Indemnifying Party, the Indemnitee shall have the right to assume its own defence in the Claim by appointing its own legal counsel. The costs and the expenses sustained by the Indemnitee shall be at the expense of the Indemnifying Party provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel, in addition to the costs of any local counsel that may be required.

         The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, the Indemnifying Party will not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Claim or threatened Claim in respect of which indemnification or contribution may be sought hereunder.

                                   ARTICLE 11
                                     GENERAL

11.1     TERM

         The Facility shall expire on the Maturity Date.

11.2     SURVIVAL

         All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Borrower shall survive the execution and delivery of this Agreement and the making of the Drawdown hereunder and shall continue in full force and effect so long as there is any obligation of the Borrower to the Lender hereunder.

11.3     BENEFIT OF THE AGREEMENT

         This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrower and the successors and permitted assigns of the Lender.

11.4     NOTICES

         All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

         (i)  If to the Borrower:

              Sherritt International Corporation
              1133 Yonge St.
              Toronto, Ontario
              M4T 2Y7

              Attention:       Treasurer

              Telecopier:      416-935-2287
              Telephone:       416-935-2444

         (ii) If to the Lender:

               National Bank of Canada
               c/o National Bank Financial
               The Exchange Tower
               130 King Street West
               Suite 3200, P.O. Box 21
               Toronto, Ontario
               M5X 1J9

               Attention:       Bank Finance

               Telecopier:      416-869-6545
               Telephone:       416-869-6436

or at such other address or to such other individual as the Borrower may designate by notice to the Lender or the Lender may designate by notice to the Borrower. If any notice, request, demand or other communication (other than a notice delivered by the Lender under Section 3.1(c)) is delivered or transmitted on a day other than a Banking Day or after 3:00 p.m. on any Banking Day, the same shall be deemed to have been effectively given and received on the next following Banking Day.

11.5     AMENDMENT AND WAIVER

         This Agreement and documents collateral hereto may be modified or amended and a waiver of any breach of any term or provision of this Agreement shall be effective only if the Borrower and the Lender so agree in writing.

11.6     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The Lender and Borrower agree that any legal suit, action or proceeding arising out of this Agreement or any Loan Document may be instituted in the courts of Ontario, and the Lender and Borrower hereby accept and irrevocably submit to the non-exclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

11.7     FURTHER ASSURANCES

         The Borrower shall promptly cure any default in its execution and delivery of this Agreement. The Borrower, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Lender, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder and under the other Loan Documents or more fully to state the obligations of the Borrower as set out herein or under the other Loan Documents or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

11.8     ENFORCEMENT AND WAIVER BY THE LENDER

         The Lender shall have the right at all times to enforce the provisions of this Agreement and agreements to be delivered pursuant hereto in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

11.9     EXECUTION IN COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

11.10    ASSIGNMENT BY THE BORROWER

         The rights and obligations of the Borrower under this Agreement are not assignable to any other Person without the prior written consent of the Lender.

11.11    ASSIGNMENTS AND TRANSFERS BY THE LENDER

         With the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed, the Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer all or any of its rights, benefits and obligations hereunder to another Person which is a Canadian chartered bank or a Canadian commercial lender (the "TRANSFEREE"). Notwithstanding the foregoing, the consent of the Borrower is not required in connection with the assignment or transfer of all or any of the rights, benefits and obligations hereunder to (i) any Subsidiary or Affiliate of the Lender, provided that, in either case, any such assignment or transfer does not give rise to a claim for increased costs pursuant to Article 4 or for any Taxes which otherwise would apply, or (ii) to any financial institution or to any other Person if an Event of Default has occurred and is continuing.

11.12    SET-OFF

         If an Event of Default has occurred and is continuing, the Lender shall have the right to set off against any accounts, credits or balances maintained by the Borrower with the Lender, any amount due hereunder.

11.13    TIME OF THE ESSENCE

         Time shall be of the essence in this Agreement.

11.14    JUDGMENT CURRENCY

         To the extent permitted by Applicable Law, if any judgment or order is rendered and expressed in a currency other than the currency (the "AGREEMENT CURRENCY") in which amounts are payable under the Facility (i) for the payment of any amount owing by the Borrower in respect of the Facility or the Loan Documents, or (ii) in respect of a judgment or order of another court for the payment of any amount described in (i) above, the Lender, after recovery in full of the aggregate amount to which the Lender is entitled pursuant to the judgment or order, will be entitled to receive immediately from the Borrower the amount of any shortfall in the Agreement Currency received by the Lender as a consequence of sums paid in such other currency and will refund promptly to the Borrower any excess of the Agreement Currency received by the Lender as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Agreement Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which the Lender is able, acting in a reasonable manner and in good faith in converting the currency received into the Agreement Currency, to purchase the Agreement Currency with the amount of the currency of the judgment or order actually received by the Lender. The term "RATE OF EXCHANGE" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Agreement Currency. Any amount due from the Borrower under the provisions of this Section 11.14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Facility or this Agreement.



   [THE REMAINDER OF THE PAGE INTENTIONALLY BLANK; SIGNATURE PAGE TO FOLLOW.]

         IN WITNESS WHEREOF the parties hereto have executed this Agreement.


                                          SHERRITT INTERNATIONAL CORPORATION

                                          by /s/ Samuel W. Ingram
                                             -----------------------------------
                                             Name: Samuel W. Ingram
                                             Title: Senior Vice President and
                                             General Counsel

                                             /s/ Guy Bentinck
                                             -----------------------------------
                                             Name: Guy Bentinck
                                             Title: Controller


                                          NATIONAL BANK OF CANADA

                                          by /s/ Ian Gillespie
                                             -----------------------------------
                                             Name: Ian Gillespie
                                             Title: Vice President

                                          by /s/ Brian J. Smith
                                             -----------------------------------
                                             Name: Brian J. Smith
                                             Title: Managing Director




                       [CREDIT AGREEMENT SIGNATURE PAGE.]

                                   SCHEDULE A


                                REPAYMENT NOTICE

To:      National Bank of Canada
         [                        ]
          ------------------------

         Attention: [                        ]
                     ------------------------

                  This Repayment Notice is being delivered pursuant to the loan agreement made as of [ ______________ ], 2003 (the "Loan Agreement") between Sherritt International Corporation and National Bank of Canada. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  We hereby give notice of a repayment as follows:

         (a)      Date of Repayment:(1)
                                       ----------------------------------------

         (b)      Principal Amount to be Repaid:
                                                -------------------------------



                  Dated this            day of                ,        .
                             ----------        --------------   -------

                                                  SHERRITT INTERNATIONAL
                                                  CORPORATION

                                                  by:
                                                     ---------------------------
                                                     Name:
                                                     Title:

----------

(1) Date must be an Interest Date.